UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Luther Burbank Corporation
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Notice of Luther Burbank Corporation's
2023 Annual Meeting of Shareholders
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 24, 2023
The Proxy Statement and Annual Report to Shareholders are available at:
https://ir.lutherburbanksavings.com/shareholder-services/annual-meeting
The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Luther Burbank Corporation (the "Company") will be held at our principal executive offices at 520 Third Street, 4th Floor, Santa Rosa, CA 95401, on Tuesday, October 24, 2023, at 9:00 a.m., Pacific Time.
The Company will not hold the Annual Meeting if its pending merger transaction with Washington Federal, Inc. (“WAFD”) is completed prior to the Annual Meeting. The Company may also choose to cancel or postpone the Annual Meeting if regulatory approval is received prior to the Annual Meeting.
Proxy Statement
This Definitive Proxy Statement (this “Proxy Statement”) is furnished by Luther Burbank Corporation, a California corporation, on behalf of its Board of Directors (the "Board") in connection with the solicitation of proxies by the Board for use at the Annual Meeting, and at any adjournment or postponement thereof, for the purposes set forth herein.  When used in this Proxy Statement, the terms “we,” “us,” “our” or the “Company” refer to Luther Burbank Corporation, and the “Bank” refers to Luther Burbank Savings, the Company's wholly-owned bank subsidiary. This Proxy Statement is first being delivered to shareholders on or about September 8, 2023.

Items of Business	No.	Proposal	Board Recommendation

	I.	To elect the following eight (8) director nominees, each for a term of one year expiring at the Company's 2024 annual meeting of shareholders:	"FOR ALL NOMINEES"

Renu Agrawal Bradley M. Shuster John C. Erickson Victor S. Trione Simone Lagomarsino Thomas C. Wajnert Anita Gentle Newcomb M. Max Yzaguirre

	II.	Approve, on a non-binding advisory basis, the compensation of the Company's named executive officers	"FOR"

	III.	Approve, on a non-binding advisory basis, whether the frequency of shareholder advisory votes on the compensation of the Company’s named executive officers should be held every one, two or three years	"2 YEARS"

	IV.	Ratify the selection of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023	"FOR"
Record Date
You may vote if you held shares of our common stock as of the close of business on August 28, 2023.
Proxy Voting
Your vote is important. You may vote your shares via the internet, by telephone, by mail or in person at the Annual Meeting. Please refer to the section "How do I vote?" in this Proxy Statement for detailed voting instructions. If you vote via the internet, by telephone or in person at the Annual Meeting, you do not need to mail in a proxy card. Following the meeting, we may discuss the status of the business and answer questions as appropriate.
On behalf of the Board of Directors,

Greg Smith
Corporate Secretary
Luther Burbank Corporation
September 8, 2023
520 Third Street, 4th Floor
Santa Rosa, California 95401
Attn: Investor Relations
(844) 446-8201
https://ir.lutherburbanksavings.com/

i

ANNUAL MEETING INFORMATION
When and where is the Annual Meeting?
The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Luther Burbank Corporation (the “Company”) will be held at 9:00 a.m., Pacific Time, on Tuesday, October 24, 2023, at our principal executive offices, located at 520 Third Street, 4th Floor, Santa Rosa, CA 95401.
What proposals will be voted upon at the Annual Meeting?
There are four proposals scheduled for a vote at the Annual Meeting:
(1)To elect eight (8) director nominees, each for a term of one year expiring at the Company’s 2024 annual meeting of shareholders and until their successors have been duly elected and qualified (Proposal I).
(2)To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers (Proposal II).
(3)To approve, on a non-binding advisory basis, whether the frequency of shareholder advisory votes on the compensation of the Company’s named executive officers should be held every one, two or three years (Proposal III).
(4)To ratify the selection of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023 (Proposal IV).
At the Annual Meeting, we will also transact such other business as may properly come before the meeting or any postponements or adjournments thereof. As of the date of this Definitive Proxy Statement (this "Proxy Statement"), we are not aware of any additional matters that will be presented for consideration at the Annual Meeting. This Proxy Statement is first being delivered to shareholders on or about September 8, 2023.
Will the proposed merger transaction with Washington Federal, Inc. be considered or voted upon at the Annual Meeting?
No. On November 13, 2022, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Washington Federal, Inc. (“WAFD”), pursuant to which the Company will merge with and into WAFD, with WAFD as the surviving institution (the “Corporate Merger”). Promptly following the Corporate Merger, the Company’s wholly-owned bank subsidiary, Luther Burbank Savings (the "Bank"), will be merged with and into Washington Federal Bank, dba WaFd Bank, the wholly-owned bank subsidiary of WAFD (“WaFd Bank”), with WaFd Bank as the surviving bank (together with the Corporate Merger, the "Merger"). On May 4, 2023, the Company held a special meeting of its shareholders at which shareholders approved the Merger Agreement and the Corporate Merger. Consequently, this Proxy Statement relates solely to our Annual Meeting and does not ask you to consider the Merger Agreement or the transactions contemplated by the Merger Agreement. The Merger is subject to closing conditions set forth in the Merger Agreement.
The Company has filed with the U.S. Securities and Exchange Commission ("SEC") a definitive information statement on Schedule 14A with respect to the approval of the Merger. You may obtain copies of all documents filed by the Company with the SEC regarding the Merger, free of charge, at the SEC’s website, www.sec.gov, or from the Company’s website at https://ir.lutherburbanksavings.com/financial-information/sec-filings.
If the WAFD Merger closes or is approved by regulators before the Annual Meeting, will the Annual Meeting still be held?
The Company will not hold the Annual Meeting if the WAFD Merger is completed prior to the Annual Meeting. The Company may also choose to cancel or postpone the Annual Meeting if regulatory approval is received prior to the Annual Meeting.
What is the recommendation of our Board of Directors?
Our Board of Directors (the "Board") recommends that you vote:
•“FOR ALL NOMINEES” to elect each of the eight (8) director nominees named in this Proxy Statement to serve on the Board, each for a term of one year expiring at the Company’s 2024 annual meeting of shareholders.
•"FOR" the approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers.

•"2 YEARS" with respect to the frequency, on a non-binding advisory basis, for which we should hold future advisory votes by the Company’s shareholders on the compensation of the Company’s named executive officers.
•"FOR" the ratification of the selection of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.
Who is entitled to vote at the Annual Meeting?
Only shareholders of record at the close of business on August 28, 2023 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.
How do I vote?
For Proposal I (election of directors), you may vote “FOR ALL NOMINEES” to vote for all of the nominees to the Board, you may “WITHHOLD AUTHORITY FOR ALL NOMINEES” to withhold your vote from all nominees, or you may select "FOR ALL EXCEPT" to vote for all of the nominees to the Board except those that you specify. For Proposal II (non-binding advisory vote on the compensation of the Company's named executive officers) and Proposal IV (ratification of auditor appointment), you may either vote "FOR" or "AGAINST" the proposals or "ABSTAIN." For Proposal III (non-binding advisory vote with respect to the frequency of future advisory votes by the Company’s shareholders on the compensation of the Company’s named executive officers), you may either vote "1 YEAR," "2 YEARS," "3 YEARS" or "ABSTAIN." The procedures for voting are set forth below:
Shareholders of Record: Shares Registered Directly in Your Name.  You may vote by giving your proxy authorization over the internet or by telephone. You may also vote by completing, signing and dating the proxy card where indicated and mailing the proxy card in the postage paid envelope provided or in person at the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.
•To vote in person, attend the Annual Meeting, and we will provide you with a ballot when you arrive.
•To give your proxy authorization over the internet, go to the website address set forth on the proxy card and follow the instructions provided on the website.
•To give your proxy authorization by telephone, dial the toll-free phone number listed on your proxy card using a touch-tone phone and follow the recorded instructions.
•To vote using a proxy card, complete, sign and date the proxy card and return it promptly in the postage paid envelope provided. If your signed proxy card is received prior to the vote, then we will vote your shares as you direct.
Beneficial Owners: Shares Registered in the Name of Broker, Bank or Other Agent.  If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the proxy materials from that organization rather than from the Company. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other agent giving you the right to vote your shares at the Annual Meeting and you must present the legal proxy at the meeting in order to vote your shares. To do this, contact your broker, bank or other agent and request a legal proxy.
How many votes do I have?
For each proposal to be voted upon, you have one vote for each share of common stock that you own as of the close of business on the Record Date. You may not cumulate votes in the election of directors.
What if I return a proxy card but do not make specific choices?
Properly completed and returned proxies will be voted as instructed on the proxy card.  If you are a shareholder of record and return the proxy card without marking any voting selections, your shares will be voted “FOR ALL NOMINEES” to elect all eight (8) director nominees, "FOR" the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, for holding a non-binding advisory vote every "2 YEARS" with respect to the frequency of future advisory votes by the Company's shareholders on the compensation of the Company's named executive officers, and "FOR" the ratification of the selection of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2023. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using her or his discretion. If any director nominee becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the Board may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote "For" the substitute nominee.
Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to proposals that are not “routine” but may vote their clients’ shares on “routine” proposals.  Under applicable rules, Proposal I (election of directors), Proposal II (non-binding advisory vote on the compensation of the Company's named executive officers) and Proposal III (non-binding advisory vote with respect to the frequency of future advisory votes by the Company’s shareholders on the compensation of the Company’s named executive officers) are not “routine” proposals. If a broker, bank, or other agent does not have discretionary authority to vote certain shares on a proposal that is not “routine,” then, absent direction from the beneficial owner, those shares will be treated as broker non-votes. Broker non-votes are counted only for the purpose of determining whether a quorum is present.
Can I change my vote?
Yes. If you are the record holder of your shares, you may revoke your proxy in any of the following ways:
•You may change your vote at any time before the proxy is exercised by re-submitting your vote via the internet or by telephone;
•You may submit another properly completed proxy card bearing a later date which is received prior to the vote;
•You may send a written notice that you are revoking your proxy. The notice must be sent to Luther Burbank Corporation, 520 Third Street, 4th Floor, Santa Rosa, CA 95401, Attention: Corporate Secretary, and must be received by the close of business on October 20, 2023; or
•You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.
How many shares must be present to constitute a quorum for the Annual Meeting?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented at the Annual Meeting. As of the close of business on the Record Date, there were 51,027,878 shares of common stock outstanding and entitled to vote. Thus, 25,513,940 shares of common stock must be represented at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent).  Additionally, “WITHHOLD” votes, abstentions and broker non-votes will also be counted towards the quorum requirement.  If there is no quorum, the Chair of the Annual Meeting may adjourn the meeting until a later date.
How many votes are needed to approve the proposals?
For Proposal I (election of directors), if a quorum is present, the vote of a plurality of all of the votes cast at the Annual Meeting is necessary for the election of a director. Shareholders are not entitled to cumulative voting in the election of our directors. Therefore, the eight (8) nominees for director receiving the most “FOR” votes will be elected. For purposes of the election of directors, “WITHHOLD” votes and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.
For Proposal II (advisory vote on the compensation of Company’s named executive officers), the votes cast in favor of the proposal must exceed the votes cast against the proposal; provided that the votes cast also constitute at least a majority of the required quorum. Abstentions from voting are not treated as votes cast and are not counted in determining the outcome of the proposal. The vote with respect to Proposal II is not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the results of the vote and take it into consideration when making future decisions regarding compensation of the Company’s named executive officers.
For Proposal III (the frequency of the shareholder advisory vote on the compensation of the Company’s named executive officers), the frequency option (every one, two or three years) receiving the vote of a majority of the votes cast in favor of that frequency will be, on a non-binding advisory basis, the recommendation of the shareholders. Even if none of the frequency options receive the majority vote, the Board and the Compensation Committee will take into account the outcome of the advisory vote when making future decisions about how often the Company conducts a non-binding advisory shareholder vote on the Company’s compensation of its named executive officers.
For Proposal IV (ratification of auditor selection) the votes cast in favor of the proposal must exceed the votes cast against the proposal, provided that the votes cast also constitute at least a majority of the required quorum. Abstentions from voting are not treated as votes cast and are not counted in determining the outcome of the proposal.
Is the Board bound by the votes on the compensation of the Company’s named executive officers and the frequency of future advisory votes by the Company’s shareholders on the compensation of the Company’s named executive officers?
No. The votes on the compensation of the Company’s named executive officers and the frequency of future advisory votes by the Company’s shareholders on the compensation of the Company’s named executive officers are advisory and non-binding. However, the Board and the Compensation Committee will take into account the outcome of the votes when making future decisions about the Company's executive compensation and how often shareholders vote, on a non-binding advisory basis, on that compensation.
How can I determine the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Within four (4) business days after the conclusion of the Annual Meeting, the Company will file a Current Report on Form 8-K with the SEC that announces the final voting results.
Who should I contact if I have any questions?
If you have any questions about the Annual Meeting, this Proxy Statement, our proxy materials or your ownership of our common stock, please (i) contact Luther Burbank Corporation, 520 Third Street, 4th Floor, Santa Rosa, CA 95401, Attention: Investor Relations, (ii) email investorrelations@lbsavings.com or (iii) call (844) 446-8201.

PROPOSAL I
ELECTION OF DIRECTORS
Introduction
Our Amended and Restated Bylaws ("Bylaws") provide that our Board will consist of between five (5) and nine (9) directors, with the precise number being determined by our Board from time to time. We currently have eight (8) directors. In accordance with our Bylaws and California law, our Board oversees the management of the business and affairs of the Company. Our directors are elected annually by our shareholders at our annual shareholder meeting for one-year terms.
At the Annual Meeting, shareholders will vote to elect eight (8) persons to serve on our Board until the 2024 annual meeting of shareholders or until their successors have been duly elected and qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. There are no familial relationships between any of our directors, executive officers or persons nominated to become a director.
Our Director Nominees

Name	Age	Director Since	Independent
Victor Trione	76	1983	No
Simone Lagomarsino	61	2018	No
Renu Agrawal	60	2020	Yes
John C. Erickson	62	2017	Yes
Anita Gentle Newcomb	68	2014	Yes
Bradley M. Shuster	68	1999	Yes
Thomas C. Wajnert	80	2013	Yes
M. Max Yzaguirre	63	2021	Yes
Director Nominee Highlights
•100% of our committee chairs and members are independent
•Three (3) of eight (8) directors are women
•Two (2) of eight (8) directors are people of color
•Four (4) new directors in the last six (6) years
•Director nominees have skills and experience that align with the Company's strategy

Board Diversity Matrix (as of September 8, 2023)

Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	3	5	—	—
Part II: Demographic Background
Asian	1	—	—	—
Hispanic or Latinx	—	1	—	—
White	2	4	—	—

Skills and Experience of Our Director Nominees

Strategic Planning and Transformation (Experience setting a long-term corporate vision or direction)	8 directors
Banking and Financial Services (Extended board experience or management experience in either sector)	8 directors
Digital, Technology and Cybersecurity (Leadership and understanding of technology, digital platforms and cyber risk)	3 directors
Risk Management and Compliance (Significant understanding with respect to identification, assessment and oversight of risk management programs and practices)	6 directors
Public Company Senior Executive Management (Experience as a chief executive officer or other senior executive at a public company)	5 directors
Public Accounting and Financial Reporting (Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements)
7 directors
Talent Management, Compensation and Succession Planning (Understanding of the issues involved with executive compensation, succession planning, human capital management and talent management and development)
8 directors
Public Company Governance (Extended experience serving as a director on a public company board and/or experience with public company governance issues and policies including governance best practices)	7 directors
Regulated Industries and Regulatory Issues (Experience with regulated businesses, regulatory requirements and relationships with state and federal agencies)	6 directors
Biographies of Director Nominees
Victor S. Trione—Chair of the Board
Mr. Trione serves as Chair of the Board of Directors of the Company and the Bank, a position he has held since founding the Bank in 1983. In addition to serving as our Chair, Mr. Trione is President of Vimark, Inc., a real estate development and vineyard management company, and co-proprietor of Trione Winery. Mr. Trione also serves in the following roles: Advisory Board member of the Stanford Institute for Economic Policy Research, Board of Overseers of Stanford University's Hoover Institution, and Trustee of the U.S. Navy Memorial Foundation. As one of our founders, Mr. Trione brings continuity and deep historic knowledge of the Company to the Board, which enables him to make significant contributions as a member of our Board.
Simone Lagomarsino—Director, President and Chief Executive Officer
Ms. Lagomarsino serves as President and Chief Executive Officer ("CEO") of the Company and the Bank. She has served on our Board since 2018. Prior to joining the Company, Ms. Lagomarsino served as President and CEO of the Western Bankers Association and as a director of Pacific Premier Bancorp (Nasdaq: PPBI). From 2011 to 2017, she served as CEO of Heritage Oaks Bank and as President and CEO of Heritage Oaks Bancorp. Previous to that, she held executive positions with City National Bank, Hawthorne Savings, Kinecta Federal Credit Union, Ventura County National Bank and Warner Center Bank. Ms. Lagomarsino is regularly honored in financial services industry organizations and publications and in 2013 was named by American Banker as Community Banker of the Year. In addition to her role at the Company, Ms. Lagomarsino has served as Chair of the board of directors of the Federal Home Loan Bank of San Francisco since 2022 and as a director since 2013. She has served on the board of directors of the Federal Reserve Bank of San Francisco since 2022 and was re-elected in 2022 to a three-year term. She served as a director of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (NYSE: HASI) from 2019 to 2022. Ms. Lagomarsino holds an M.B.A. in Finance from Claremont Graduate University and a B.A. in Economics from Claremont McKenna College. We believe Ms. Lagomarsino's extensive experience in leadership roles in numerous financial institutions, including public companies, gives her valuable insight and enables her to make significant contributions as a member of our Board.

Renu Agrawal—Director
Dr. Agrawal serves on the Audit and Risk Committee and on the Governance and Nominating Committee. She has served on our Board since 2020. Dr. Agrawal has held several leadership positions specializing in growth and transforming business models. In addition to the Company, Dr. Agrawal serves on the board of Woodruff-Sawyer & Co., an insurance brokerage and consulting firm in the United States and she serves on both their Audit and Compensation committees. She also serves on the board of Allvue Systems, a provider of technology for investment managers in the private capital and credit markets industry. From 2006 to 2019, she held various positions with Wells Fargo & Company, including as Executive Vice President and Chief Operating Officer for its Financial Institutions Group from 2017 to 2019 and as the head of its International Treasury Management business from 2012 to 2017. She played a leadership role in the Wells Fargo-Wachovia merger. Earlier, Dr. Agrawal was Chief Operating Officer at ValleyCrest Companies and Quisic Corporation. She began her career as a scientist at Polaroid and worked at McKinsey & Company. Dr. Agrawal is a founding member of Neythri, a global community of South Asian professional women committed to helping each other succeed, and in 2018 she received the National Asian Pacific American Corporate Achievement Award. Dr. Agrawal holds an M.B.A. from MIT Sloan School of Management and a Ph.D. in Materials Science and Engineering from MIT. She graduated with a B.Tech in Metallurgy from IIT, Kanpur. We believe Dr. Agrawal's extensive knowledge of banking and executive management roles give her valuable insight and enable her to make significant contributions as a member of our Board.
John C. Erickson—Director
Mr. Erickson serves on the Audit and Risk Committee and on the Compensation Committee. He has served on our Board since 2017. Mr. Erickson has more than 35 years of financial services experience, including serving for over 30 years at Union Bank, N.A. He served in many executive roles across Union Bank, N.A., culminating in two vice chairman positions (Chief Risk Officer and Chief Corporate Banking Officer) between 2007 and 2014. As Chief Corporate Banking Officer, he oversaw commercial banking, real estate, global treasury management, wealth management and global capital markets. He was a director of Zions Bancorporation (Nasdaq: ZION) from 2014 to 2016, and was Chair of the Board Risk Committee as well as a member of the Audit Committee. He also served as President, Consumer Banking and President, California, for CIT Group, Inc. (NYSE: CIT) in 2016. Since 2019, Mr. Erickson has served on the board of Bank of Hawaii (NYSE: BOH), where he serves on the Nominating & Corporate Governance Committee and as Vice Chair of the Audit & Risk Committee. We understand that Mr. Erickson is currently being considered for appointment to another public company board of directors. If that appointment occurs, Mr. Erickson's biographical information on our website will be updated to reflect the appointment. Mr. Erickson qualifies as an "audit committee financial expert" as defined in SEC rules. We believe Mr. Erickson's extensive knowledge of banking and his service on public company boards give him valuable insight and enable him to make significant contributions as a member of our Board.
Anita Gentle Newcomb—Director
Ms. Newcomb serves as Chair of the Audit and Risk Committee and also serves on the Governance and Nominating Committee. She has served on our Board since 2014. Ms. Newcomb’s experience spans over four decades in the financial services industry as a commercial banker, investment banker, strategic consultant and board member. She has advised regional and community banks and financial services companies on a wide range of corporate development initiatives from strategic planning, consumer and business banking strategy, and corporate governance best practices, to mutual conversions and valuing and structuring acquisitions. Most recently, Ms. Newcomb was president of A.G. Newcomb & Co., a financial services consultancy. She served on the board of the Federal Reserve Bank of Richmond – Baltimore Branch from 2010 through 2015. Ms. Newcomb holds an M.B.A. in Finance from The University of Houston and a B.S. in Accounting from Auburn University. In 2022, Ms. Newcomb was honored by Auburn University Alumni Association with its Lifetime Achievement Award. Ms. Newcomb is also a certified public accountant (inactive). Ms. Newcomb qualifies as an "audit committee financial expert" as defined in SEC rules. We believe Ms. Newcomb's extensive knowledge of banking, as well as her expertise in strategic planning for community and regional banks, give her valuable insight and enable her to make significant contributions as a member of our Board.
Bradley M. Shuster—Director
Mr. Shuster serves as Chair of the Compensation Committee and also serves on the Governance and Nominating Committee. He has served on our Board since 1999. Mr. Shuster has served as Executive Chairman and Chairman of the Board of NMI Holdings, Inc. (Nasdaq: NMIH) since January 2019. Mr. Shuster founded National MI and served as Chairman and Chief Executive Officer of the company from 2012 to 2018. He also serves as Chairman of the Board of McGrath RentCorp (Nasdaq: MGRC). Prior to founding National MI, Mr. Shuster was a senior executive of The PMI Group, Inc. (NYSE: PMI), where he served as Chief Executive Officer of PMI Capital Corporation. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte LLP, where he served as partner-in-charge of Deloitte’s Northern California Insurance and Mortgage Banking practices. Mr. Shuster holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of California, Los Angeles. In addition, he has received both CPA and CFA certifications. We believe Mr. Shuster's experience leading a public company, as well as his service on public company boards and his tenure on our Board, give him valuable insight and enable him to make significant contributions as a member of our Board.
Thomas C. Wajnert—Director
Mr. Wajnert serves as our Lead Independent Director, Chair of the Governance and Nominating Committee, and a member of the Compensation Committee. He has served on our Board since 2013. Mr. Wajnert launched his career in 1968 with US Leasing, a NYSE-listed company. For over 40 years, Mr. Wajnert navigated the changing currents of the equipment leasing industry and built an impressive list of accomplishments, including serving as Chief Executive Officer and Chairman of AT&T Capital Corporation, an international, full-service equipment leasing and commercial finance company, from 1984 to 1996. Mr. Wajnert has extensive public company board experience at Reynolds American as Chairman and at Solera, UDR, Inc., NYFIX, and JLG Industries as a director. Mr. Wajnert also serves on the board of International Finance Group, one of the largest privately owned P&C insurance companies in the United States, and for many years served as a trustee of Wharton’s Center for Financial Institutions. We believe Mr. Wajnert's substantial experience in leadership of public companies, both as an executive and a director, gives him valuable insight and enables him to make significant contributions as a member of our Board.
M. Max Yzaguirre—Director
Mr. Yzaguirre serves on the Audit and Risk Committee and the Compensation Committee. He has served on our Board since 2021. Mr. Yzaguirre’s experience includes domestic and international business, government and law, as well as expertise in a wide variety of industries and sectors. He currently serves on the board of Aris Water Solutions, Inc. (NYSE: ARIS), is Chairman of its Compensation Committee and serves on its Audit Committee. He also serves on the board of Altria Group, Inc. (NYSE: MO) and serves on its Finance Committee, Compensation & Talent Development Committee, and Nominating, Corporate Governance & Social Responsibility Committee. Mr. Yzaguirre served on the boards of directors of BBVA USA Bancshares, Inc. and BBVA USA Bank from 2009 to 2021, and on the boards of directors of Texas Regional Bancshares and Texas State Bank from 2000 to 2006. He served as Executive Chairman of the energy infrastructure construction company, Forbes Bros. Holdings, Ltd., from 2019 to 2021, and as its U.S. Chairman and Chief Executive Officer from 2017 to 2019. He was Chairman and CEO of Isolux Ingenieria USA, L.L.C., the U.S. operation of Isolux Corsan, a Spanish engineering, procurement and construction company. Mr. Yzaguirre is also a member of the Latino Corporate Directors Association (LCDA). Mr. Yzaguirre qualifies as an "audit committee financial expert" as defined in SEC rules. We believe Mr. Yzaguirre's extensive knowledge of banking and executive management roles, as well as his service on public company boards, give him valuable insight and enable him to make significant contributions as a member of our Board.
Recommendation
Our Board recommends that the shareholders vote "FOR" each of the nominees for director.
Please note that our controlling shareholders, if they choose to vote the same, currently own a number of shares of common stock sufficient to elect all of the members of the Board without the approval of any other shareholder.

CORPORATE GOVERNANCE
We are committed to strong and effective corporate governance, which is essential to running our business efficiently and maintaining high standards of integrity. We regularly review our corporate governance policies and practices to ensure that we are adhering to best practices. We enhance our policies and procedures when required or when our Board determines that it would benefit us and our shareholders.
The Board and Risk Oversight
Our Board has an active role, as a whole and at the committee level, in the Company’s risk oversight process. The Board receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic, cyber and reputational risks. While our full Board maintains the ultimate oversight responsibility for the Company's risk oversight process, its three standing committees oversee certain enumerated risks as set forth in committee descriptions below. Senior management reports to the Board or the appropriate committee of the Board on risk identification, risk management and risk mitigation strategies. When a committee receives such a report, the chair of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role.
Committees of our Board
Our Board maintains the authority to appoint committees to perform certain management and administrative functions. The Board has established three permanent committees: the Audit and Risk Committee, the Compensation Committee, and the Governance and Nominating Committee. These committees of our Board also perform the same functions for the Bank. Our Board has adopted written charters for each committee, which are available at https://ir.lutherburbanksavings.com/corporate-governance/governance-overview. Information that is presented or hyperlinked on our website is not incorporated by reference into this Proxy Statement. As necessary from time to time, special committees may be established by our Board to address certain issues. Each of our committees has the authority to retain special counsel and other advisers to assist in carrying out its responsibilities. The following table shows the current composition of each of the committees of our Board and the number of times each committee met during 2022:

Name	Audit and Risk	Compensation	Governance and Nominating
Victor S. Trione
Simone Lagomarsino
Renu Agrawal	X		X
John C. Erickson	X	X
Anita Gentle Newcomb	C		X
Bradley M. Shuster		C	X
Thomas C. Wajnert		X	C
M. Max Yzaguirre	X	X
Number of Meetings in 2022	8	7	5

C = Committee Chair
Audit and Risk Committee
Our Audit and Risk Committee consists of Ms. Newcomb (Committee Chair), Mr. Erickson, Ms. Agrawal and Mr. Yzaguirre. Our Audit and Risk Committee is responsible for, among other things: monitoring the integrity of, and assessing the adequacy of, our financial statements, the financial reporting process and our system of internal accounting and financial controls; selecting our independent public accounting firm and assessing its qualification, independence and performance; monitoring the internal audit function; reviewing and, if appropriate, pre-approving all audit and permissible non-audit services performed by the independent public accounting firm; assisting our Board in ensuring compliance with laws, regulations, policies and procedures; overseeing the effectiveness of the Company's enterprise risk management structure and systems; and reviewing and, if appropriate, approving related party transactions.

Our Board has determined that each of Ms. Newcomb, Mr. Erickson, Ms. Agrawal and Mr. Yzaguirre satisfy the requirements for independence as an audit committee member and that all satisfy the requirements for financial literacy under the rules and regulations of the Nasdaq Stock Market ("Nasdaq"). Each of Ms. Newcomb, Mr. Erickson and Mr. Yzaguirre qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfy the financial sophistication requirements of Nasdaq.
Compensation Committee
Our Compensation Committee consists of Mr. Shuster (Committee Chair), Mr. Erickson, Mr. Wajnert and Mr. Yzaguirre. The Compensation Committee is responsible for, among other things, reviewing and approving compensation arrangements for our CEO and other executive officers; administering equity and incentive compensation plans; reviewing and approving corporate goals and objectives relevant to the compensation of our CEO and other executive officers; and periodically reviewing the succession plan for our executive officers. In addition, our Compensation Committee also has oversight responsibility of our human capital function and our diversity, equity and inclusion initiatives. Please see the section titled "Executive Compensation" for more information regarding the Company's compensation philosophy and process, including the use of an independent compensation consultant.
Our Board has determined that each of Mr. Shuster, Mr. Erickson, Mr. Wajnert and Mr. Yzaguirre satisfy the requirements for independence as a compensation committee member and each is a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Governance and Nominating Committee
Our Governance and Nominating Committee consists of Mr. Wajnert (Committee Chair), Mr. Shuster, Ms. Newcomb and Ms. Agrawal. The Governance and Nominating Committee is responsible for, among other things, identifying and recommending to our Board qualified individuals to become directors; nominating candidates for election to our Board; advising our Board with respect to the roles and composition of committees; overseeing the evaluation of our Board; assisting our Board in establishing and maintaining effective corporate governance practices; periodically evaluating our Board, committees and individual directors and providing recommendations to help them function more effectively; advising the Board on director compensation; facilitating CEO succession planning, and overseeing our environmental, social and governance ("ESG") strategy and reporting.
Director Independence
Our Board has evaluated the independence of its members based upon the rules of Nasdaq. Applying these standards, our Board has affirmatively determined that each of Ms. Agrawal, Mr. Erickson, Ms. Newcomb, Mr. Shuster, Mr. Wajnert and Mr. Yzaguirre is an independent director, as defined under the applicable rules. Ms. Agrawal is a director of Woodruff-Sawyer & Co., a provider of insurance brokerage and consulting services to the Company in the ordinary course, but our Board determined that this does not affect her independence. In addition, each member of the Audit and Risk Committee and the Compensation Committee is independent under the additional standards applicable to the respective committee under the Exchange Act and Nasdaq rules.
Board Leadership Structure
Our Corporate Governance Principles currently provide that the role of Chair may be held by the CEO or another director, as the Board determines is appropriate. Our Corporate Governance Principles also provide that if the Chair is not an independent director, the independent directors will select a Lead Independent Director from among the independent directors serving on our Board.
Currently, the roles of Chair and CEO are separate, a structure which our Board has determined is in the best interests of our shareholders at this time. Mr. Trione serves as Chair of the Board and Ms. Lagomarsino serves as our President and CEO. Ms. Lagomarsino also serves as a member of our Board.
We also have a Lead Independent Director elected annually by a majority of independent directors. Mr. Wajnert currently serves as the Lead Independent Director. The Lead Independent Director has broad responsibility and authority, including to:
•preside at all meetings of the Board at which the Chair is not present, including the executive sessions of the independent directors, and apprise the Chair of issues considered and decisions reached;

•call additional meetings of independent directors;
•facilitate communication and serve as a liaison between the independent directors and the Chair and the CEO;
•advise the Chair of the Board's informational needs;
•consult with the Chair, the CEO and the Corporate Secretary on the agenda for Board meetings and on the need for special meetings of the full Board;
•communicate, together with the Chair of the Compensation Committee, to the CEO the results of the evaluation of his or her performance;
•oversee, in conjunction with the Governance and Nominating Committee, the evaluation process of individual directors and meet with any director who may not be adequately performing his or her duties as a member of the Board or of any Board committee;
•consult with the Chair on matters relating to management effectiveness and Board performance; and
•perform such other duties as the independent directors may from time to time designate.

Our Board has determined that its current structure, with bifurcated Chair and CEO roles and a Lead Independent Director, is in the best interests of the Company and its shareholders at this time. A number of factors support the leadership structure chosen by the Board, including, among others: (i) the current separation of the Chair and CEO roles allows the CEO to focus her time and energy on operating and managing the Company and to leverage the experience and perspectives of the Chair; (ii) this governance structure promotes balance between the Board's independent authority to oversee our business, and the CEO and her management team who manage the business on a day-to-day basis; and (iii) this structure is enhanced by the effective oversight and independence of the majority of our Board and the independent leadership provided by our Lead Independent Director and independent committee chairs.
Board Meetings and Attendance
The Board meets at least quarterly at regularly scheduled meetings. Directors are expected to attend and participate in all meetings of the Board and any committees of which such director is a member. Directors must be willing to devote sufficient time, energy and attention to properly discharging their duties and responsibilities to the Company and the Board. Nomination for re-election is subject to the recommendation of the Governance and Nominating Committee, which may consider exceptions to our attendance policy for excusable absences.
Independent directors meet in executive session, with no members of management and no non-independent directors present, at least twice annually.
During 2022, our Board met on twelve (12) occasions, including seven (7) special meetings. In 2022, each of our directors attended at least 75% of the meetings of the Board and committees of the Board on which he or she served during the period in which he or she served.
All directors attended the 2022 annual meeting of shareholders in person. All our directors are expected to attend the annual meetings of our shareholders.
Corporate Governance Principles
Our Board has adopted Corporate Governance Principles, which, in conjunction with our committee charters, set forth the framework within which our Board, assisted by its committees, directs the affairs of the Company. Our Corporate Governance Principles address, among other things, the composition and functions of our Board, director independence, management succession and review, Board committees, Board and committee evaluation processes and selection of new directors. The Board believes such principles to be appropriate for the Company in its effort to maintain “best practices” as to corporate governance.
Code of Ethics and Business Conduct
Our Board has adopted a Code of Ethics and Business Conduct governing all of our directors, officers and other employees and a Code of Ethics for Chief Executive Officer and Senior Financial Officers, which are available on our website at https://ir.lutherburbanksavings.com/corporate-governance/governance-overview. To the extent our Board waives or amends any provisions of these codes of ethics for our directors or executive officers, we will disclose within four (4) business days such waivers or amendments on the above website.

Stock Ownership Guidelines
Our Board has determined that long-term, significant equity ownership by all independent directors and executive officers is in the best interest of the Company and serves to align the interests of the directors and officers with the interests of the Company's shareholders. To that end, our Board adopted stock ownership guidelines for independent directors and executive officers of the Company. Pursuant to guidelines adopted in 2019, our independent directors must own stock with a value equal to five times the then-current annual base cash retainer. Pursuant to guidelines adopted in 2020 by our Board, our CEO must own shares equal to at least five (5) times her base salary; our other named executive officers must own shares equal to at least two (2) times her base salary; and, all other Executive Vice Presidents must own shares equal to at least one (1) times his or her base salary. Compliance with the guidelines is required to be achieved within five (5) years from the date each director or officer becomes subject to the guidelines. As of the Record Date, each of our independent directors was in compliance with the stock ownership guidelines and each of our executive officers were in compliance or expected to be in compliance giving allowance to the five-year compliance period.
Environmental, Social and Governance Initiatives
We recognize that, as a community bank, what we do matters to our customers, employees, investors, and the communities we serve. We are committed to strengthening our communities, empowering our employees, and engaging in responsible business practices. At our core, our business is about helping our stakeholders improve their quality of life and that has helped shape our business and how we dedicate resources in the communities we serve. Our ESG efforts cover a wide spectrum of issues that traditionally are not part of a corporation's financial analysis, yet we believe they have a financial relevance and are important to our stakeholders. We believe that strong ESG performance is aligned with our mission of improving the financial future of our shareholders, employees, customers, and communities.
We consider ESG-related matters throughout the organization with a focus on transparency and continuous improvement. Our ESG initiatives are focused on supporting the communities we serve in the areas of affordable housing, community development, and financial education; promoting diversity, equity and inclusion within the Company, with our vendors, and in the communities we serve; maintaining corporate governance best practices; and lessening our environmental impact. In addition, we monitor risks to the Company relative to cybersecurity, data privacy, and climate change, specifically flood and wildfire risks in our loan portfolio.
The Governance and Nominating Committee oversees our ESG strategy and reporting. Since 2021, the Company has incorporated establishment of an effective ESG framework into its strategic plan and approved an enterprise-wide ESG Program. Also since 2021, the Company has chartered a management-level ESG Council that, with support from the Governance and Nominating Committee, is responsible for execution of our ESG strategy. The ESG Council also oversees measurement of the Company's ESG performance in order to gauge the effectiveness of our ESG initiatives over time.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee (i) is or has ever been an employee of the Company or the Bank, (ii) was, during the last completed fiscal year, a participant in any related party transaction requiring disclosure under “Certain Relationships and Related Party Transactions,” other than deposit transactions in the ordinary course of the Bank's business on substantially the same terms as provided to non-related parties, or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.
Director Nominations
The Governance and Nominating Committee is responsible for the process relating to director nominations, including, in consultation with the Chair of the Board and the CEO, identifying, reviewing and selecting individuals who may be nominated for election to the Board. Pursuant to its charter and our Corporate Governance Principles, the Governance and Nominating Committee considers various criteria in its identification, review and selection of potential director nominees, including some or all of the following: independence, integrity, ability to exercise sound business judgment, professional or business experience, leadership, diversity, and a willingness to commit sufficient time to the Board. The Governance and Nominating Committee utilizes a broad conception of diversity, including professional and educational background, prior experience on other boards, political and social perspectives, as well as race, national origin, gender, age, disability, military veteran status, and sexual orientation. The criteria for selecting new directors also reflects the requirements of Nasdaq and of the State of California. As set forth in our

Corporate Governance Principles, the Governance and Nominating Committee seeks to achieve a mix of directors with diverse skills, backgrounds and experience. In addition, the Governance and Nominating Committee endeavors to achieve a mix of relatively newer and longer tenured directors. The Governance and Nominating Committee and the Board do not believe the Company should establish term or age limits for its directors. Although such limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. When re-nominating incumbent directors, the Governance and Nominating Committee considers, in addition to the criteria listed above, each individual's contributions, including the value of his or her experience as a director of the Company and the Company’s changing needs.
The Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The Governance and Nominating Committee also considers director candidates recommended by shareholders in accordance with our bylaws and provides a process for receipt and consideration of any such recommendations.
Procedure to be Followed by Shareholders.  On an ongoing basis, the Governance and Nominating Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, shareholders and other resources (including individuals seeking to join the Board). Shareholders who wish to recommend candidates may contact the Governance and Nominating Committee in the manner described below under “Communications with the Board and Committees.” All candidates are required to meet the criteria outlined above, as well as the director independence and other standards set forth in our Corporate Governance Principles and other governing documents, as applicable, as determined by the Governance and Nominating Committee in its sole discretion.
Shareholder nominations must be made according to the procedures required under our bylaws and described in this Proxy Statement under the heading “Additional Information — How and when may I submit a shareholder proposal or comply with the universal proxy rules for the 2024 Annual Meeting?” The Governance and Nominating Committee strives to evaluate all prospective nominees to the Board in the same manner and in accordance with the same procedures, without regard to whether the prospective nominee is recommended by a shareholder, the Governance and Nominating Committee, another Board member or members of management. However, the Governance and Nominating Committee may request additional steps in connection with the evaluation of candidates submitted by shareholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management. The Governance and Nominating Committee will conduct the same analysis that it conducts with respect to its director nominees for any director nominations properly submitted by a shareholder and, as a result of that process, will decide whether to recommend a candidate for consideration by the full Board.
Communications with the Board and Committees
We have established procedures for shareholders or other interested parties to communicate directly with our Board or with a committee of the Board. Such parties can contact our Board or a committee by sending written correspondence by mail to:
Luther Burbank Corporation
Board of Directors
c/o Corporate Secretary
520 Third Street, 4th Floor
Santa Rosa, CA 95401
The Corporate Secretary is responsible for reviewing all communications addressed to our Board or any committee to determine whether such communications require Board or committee review, response or action. Generally, the Corporate Secretary will not forward to the Board or any committee any communications relating to Company products and services, solicitations, or otherwise improper or irrelevant topics. If, however, the Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the Board or any committee, then the Corporate Secretary will send a copy of such communication to each director serving on the Board or on the applicable committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Banking Transactions
Our Bank does not make loans to, nor does it have any outstanding loans to, directors, executive officers, principal shareholders or their related interests ("Insiders"). Our Bank has deposit relationships with some of our Insiders. These deposit relationships are in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with persons not related to us.
Policies and Procedures Regarding Related Party Transactions
Transactions by us with related parties are subject to formal written policies, as well as regulatory requirements and restrictions. These requirements include Sections 23A and 23B of the Federal Reserve Act and Regulation W, 12 C.F.R. 223, which govern certain transactions by us with our affiliates, and Regulation O, 12 C.F.R. 215, which governs certain extensions of credit by us to our Insiders. The Audit and Risk Committee reviews and, if appropriate, approves any related party transactions.
Related Party Transactions
There were no reportable transactions during the fiscal year ended December 31, 2022 in which we have participated and in which one or more of our Insiders had a direct or material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of the Record Date by:

•each shareholder known by us to beneficially own more than 5% of our outstanding common stock;
•each of our directors;
•each of our named executive officers; and
•all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Directors
Renu Agrawal (3)	15,643	*
John C. Erickson (3)	51,420	*
Simone Lagomarsino (4)	279,059	*
Anita Gentle Newcomb (3)	60,962	*
Bradley M. Shuster (3)	55,064	*
Victor S. Trione (5)	11,025,000	21.61%
Thomas C. Wajnert (3)	77,963	*
M. Max Yzaguirre (3)	9,684	*
Named Executive Officers Who Are Not Directors
Tammy Mahoney (6)	41,922	*
Laura Tarantino (7)	107,393	*
All Directors and Executives as a Group (14 persons) (8)	11,822,862	23.17%
5% Shareholders Who Are Not Directors
Victor Henry David Trione Trust (9)	10,500,000	20.58%
Madelyne Victoria Trione Trust (10)	10,500,000	20.58%
Mark H. Trione and Catherine L. Trione Trust (11)	4,220,000	8.27%
John Francis Hamann, as trustee and in an individual retirement account (12)	14,283,000	27.99%
Theodore A. Hellman, solely as a trustee (12)	14,280,000	27.98%
Barry A. Beal, Jr., solely as the manager of VHT Management LLC, the fiduciary advisor to the Victor Henry David Trione Trust (13)	10,500,000	20.58%

* Indicates one percent or less.
(1) Unless otherwise noted, the address for each shareholder listed in the table above is: c/o Luther Burbank Corporation, ATTN: Corporate Secretary, 1515 W. 190th Street, Suite 275, Gardena, CA 90248.
(2) We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, to our knowledge, each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.
(3) Includes 5,339 shares of restricted stock of which the listed director has voting control.
(4) Includes 65,101 shares of restricted stock of which Ms. Lagomarsino has voting control. Ms. Lagomarsino shares voting and investment power with respect to 173,828 of these shares.

(5) The indicated ownership is based upon a Section 13G report filed with the SEC by the beneficial owner on February 14, 2023, reporting beneficial ownership as of February 14, 2023, as well as Section 16 reports filed on Forms 3 and 4 with the SEC. Reported shares are held in a revocable trust for the benefit of Mr. Trione, as to which he serves as trustee. Does not include shares held in the Victor Henry David Trione Trust or the Madelyne Victoria Trione Trust, trusts for the benefit of Mr. Trione's adult children, and as to which he disclaims beneficial ownership.
(6) Includes 16,275 shares of restricted stock of which Ms. Mahoney has voting control.
(7) Includes 18,310 shares of restricted stock of which Ms. Tarantino has voting control. Ms. Tarantino shares voting and investment power with respect to 10,651 of the shares. Excludes 49,380 restricted stock units which have vested but are subject to a deferral election, but in which Ms. Tarantino does not have the right to acquire beneficial ownership within 60 days.
(8) Includes shares owned by our executive officers and directors as of the Record Date, or entities they control, including shares of restricted stock of which they have voting control and any restricted stock units that may become beneficially owned within 60 days.
(9) The indicated ownership is based solely upon an amended Section 13D report filed with the SEC by the beneficial owners on August 10, 2022, reporting beneficial ownership as of August 1, 2022. South Dakota Trust Company, the trustee, exercises voting and investment power over these shares pursuant to instructions given by VHT Management LLC, through its manager, Barry A. Beal, Jr., the fiduciary investment advisor to the Victor Henry David Trione Trust. Consequently, Mr. Beal may be deemed the beneficial owner of such securities. The address for the trust is South Dakota Trust Company, 201 S. Philips Ave., Ste. 200, Sioux Falls, SD 57104.
(10) The indicated ownership is based solely upon an amended Section 13D report filed with the SEC by the beneficial owners on August 10, 2022, reporting beneficial ownership as of August 1, 2022. John Francis Hamann and Theodore A. Hellman, as co-trustees of the Madelyne Victoria Trione Trust, possess the voting and investment power with respect to the securities beneficially owned by the trust and may be deemed the beneficial owner of such securities. The address for the trust is P.O. Box NN, Santa Rosa, CA 95402 (Attn: John Hamann).
(11) The indicated ownership is based solely upon a Section 13G report filed with the SEC by the beneficial owners on February 14, 2023, reporting beneficial ownership as of February 14, 2023. Reported shares are held in a revocable trust for the benefit of Mark Trione and Catherine L. Trione, as to which they each serve as trustee. The address for Mr. Mark H. Trione and Mrs. Trione is 101 D Street, Santa Rosa, CA 95404. Does not include 1,260,000 shares held in each of three irrevocable trusts for the benefit of their three adult children, and as to which they disclaim beneficial ownership.
(12) The indicated ownership is based solely upon an amended Section 13D report filed with the SEC by the beneficial owners on August 10, 2022, reporting beneficial ownership as of August 1, 2022, as well as Section 16 reports filed on Forms 3 and 5 with the SEC. John Francis Hamann and Theodore A. Hellman, as co-trustees of the Madelyne Victoria Trione Trust, the Denise Catherine Trione 1997 Irrevocable Trust, the Sally Patricia Trione 1997 Irrevocable Trust, and the Henry Mark Trione 1997 Irrevocable Trust, possess the voting and investment power with respect to the securities beneficially owned by these trusts and may be deemed the beneficial owners of such securities. Based solely upon Form 5 reports filed with the SEC, Mr. Hamann is also the beneficial owner of 1,000 shares held in The Hamann Family Trust, as to which he serves as a co-trustee, and 2,000 shares held by Mr. Hamann in an individual retirement account. The address for the trusts, the trustees and Mr. Hamann is P.O. Box NN, Santa Rosa, CA 95402 (Attn: John Hamann).
(13) The indicated ownership is based solely upon an amended Section 13D report filed with the SEC by the beneficial owners on August 10, 2022, reporting beneficial ownership as of August 1, 2022. South Dakota Trust Company, the trustee, exercises voting and investment power over these shares pursuant to instructions given by VHT Management LLC, through its manager, Barry A. Beal, Jr., the fiduciary investment advisor to the Victor Henry David Trione Trust. Consequently, Mr. Beal may be deemed the beneficial owner of such securities. The address for VHT Management LLC and Mr. Beal is 104 S. Pecos, Midland, TX 79701.
On November 13, 2022, each director and certain executive officers of the Company entered into a shareholder agreement with the Company and WAFD (each a “Shareholder Agreement”) pursuant to which he or she has agreed, among other things to vote all shares of the Company's common stock beneficially owned by him or her in favor of adoption and approval of the Merger Agreement — which they did in connection with the Company's Special Meeting of Shareholders held on May 4, 2023 — as well as any other matters required to be approved for the consummation of the Merger with WAFD and WaFd Bank. As of the Record Date, these persons collectively beneficially owned approximately 23.12% of the outstanding shares of the Company’s common stock. If all conditions for closing the Merger are satisfied, the Company will undergo a change in control. WAFD’s interest pursuant to the Shareholder Agreements is not reflected in the table above with respect to principal shareholders of the Company.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding shares of common stock to file reports with the SEC disclosing their ownership of common stock at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Based solely on a review of copies of such reports furnished to us, or on written representations that no reports were required, we believe that all directors, executive officers and holders of more than 10% of the common stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2022, except for two Form 4's that were not timely filed for Parham Medhat.

EXECUTIVE OFFICERS

Executive Officers

Name	Age	Position
Simone Lagomarsino	61	President and Chief Executive Officer
William Fanter	52	Executive Vice President, Head of Retail Banking
Tammy Mahoney	56	Executive Vice President, Chief Risk Officer
Parham Medhat	49	Executive Vice President, Chief Operations and Technology Officer
Greg Smith	50	Senior Vice President, General Counsel and Corporate Secretary
Alexander Stefani	44	Executive Vice President, Chief Credit Officer
Laura Tarantino	58	Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary

Simone Lagomarsino. Please see "Biographies of Our Directors" for the biographical information of Ms. Lagomarsino, who also serves as a member of our Board.
William Fanter. Mr. Fanter joined the Company in 2020 and serves as the Head of Retail Banking. In this role, he is responsible for expanding the Bank’s deposit offerings and creating greater access to its products and services, including consumer deposit generation across traditional branch and online banking platforms, as well as business banking activities. Mr. Fanter is also a member of the Company's Executive Committee and serves as our Diversity, Equity and Inclusion Officer. Prior to joining the Company, Mr. Fanter served as Executive Vice President, Head of Retail Banking at Opus Bank from 2019 to 2020 and as Senior Vice President, Consumer and Business Banking Market Executive at U.S. Bank from 2003 to 2019. His background also includes positions as Director of Automation Services at Kirchman Corporation; and several roles culminating with Senior Vice President, Chief Operating Officer at GreatBanc, Inc. In addition to his role at the Company, Mr. Fanter serves as a faculty member for the Consumer Bankers Association Executive Banking School, Furman University.
Tammy Mahoney. Ms. Mahoney joined the Company in 2016 and serves as the Chief Risk Officer. In her role, Ms. Mahoney oversees the Company's compliance, internal audit and risk management functions; she is also a member of its Executive Committee. Prior to joining the Bank, Ms. Mahoney served as Senior Vice President of Enterprise Risk and Compliance at Opus Bank from 2011 through 2015; as Director, Risk Advisory Services at KPMG LLP from 1995 to 2004; and as Associate National Bank Examiner with the Office of the Comptroller of the Currency. She is an ABA Certified Enterprise Risk Professional, ABA Certified Regulatory Compliance Manager and an Institute of Internal Auditors Certified Internal Auditor, and maintains an ISACA Cybersecurity Fundamentals Certificate; Ms. Mahoney holds a B.S. in Business Administration – Finance from San Diego State University.
Parham Medhat. Mr. Medhat serves as Chief Operations and Technology Officer. In this role, Mr. Medhat is responsible for deposit operations, loan servicing, information technology, and project management; he is also a member of the Company's Executive Committee. Prior to joining the Company in 2019, Mr. Medhat served as Executive Vice President, Chief Operating Officer at CTBC from 2014 to 2019; previous to that as Senior Vice President, Director of Bank Operations at Opus Bank; and in several roles over thirteen years at CapitalSource Bank. Mr. Medhat holds an M.A. in Educational–Instructional Technology from California State University, Dominguez Hills and a B.A. in Industrial/Organizational Psychology from California State University, Long Beach.
Greg Smith. Mr. Smith serves as the Company’s Senior Vice President, General Counsel and Corporate Secretary and as a member of its Executive Committee. He has responsibility for the Company’s legal affairs and corporate governance. Prior to joining the Company in 2022, Mr. Smith served as Vice President, Deputy General Counsel and Secretary of First American Financial Corporation (NYSE: FAF) from 2020 to 2022 and from 2010 to 2020 as its Assistant General Counsel and Assistant Secretary. Prior to First American, he served as Associate General Counsel for Eclipsys Corporation and as an associate with O’Melveny & Myers, LLP. Mr. Smith holds a J.D. from the University of Minnesota Law School and a B.S. in Business Administration – Management Information Systems from Brigham Young University.
Alexander Stefani. Mr. Stefani serves as Chief Credit Officer, a position he has held since 2021. In this role, Mr. Stefani oversees the Company's credit administration program, including loan underwriting, portfolio monitoring and special assets, as well as the appraisal and loan operations departments. He is also a member of the Company's Executive Committee. Mr. Stefani has held a number of roles with the Bank since joining in 2004, including Director of Income Property Lending, Underwriting Manager of the Income Property Lending Department, Loan Underwriter and Loan Officer. Mr. Stefani holds an M.A. in Political Science from San Francisco State University and a B.A. in Political Science from Sonoma State University. Mr. Stefani is a graduate of the Pacific Coast Banking School.
Laura Tarantino. Ms. Tarantino serves as Chief Financial Officer, a position she has held since 2006. In this role, she oversees all aspects of financial reporting including strategic planning, asset/liability management, taxation and regulatory filings. She also serves on the Company's Executive Committee and as an Assistant Corporate Secretary. Ms. Tarantino joined the Bank as Controller in 1992. She previously served as Audit Manager for KPMG LLP, San Francisco, specializing in the financial services industry. In addition to her role at the Company, Ms. Tarantino has served as an audit committee member for the Santa Rosa Council on Aging since 2012. Ms. Tarantino is a CPA (inactive) and holds a B.S. in Business Administration - Finance & Accounting with summa cum laude honors from San Francisco State University.

EXECUTIVE COMPENSATION

We are a “smaller reporting company.” As such, under SEC rules, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with other reduced compensation disclosure requirements as permitted under SEC rules. We are also permitted to limit reporting of compensation disclosures to our principal executive officer and our two other most highly compensated executive officers, which are referred to as our "named executive officers" or "NEOs."
Summary Compensation Table
The following table sets forth information regarding the compensation earned by or paid or awarded to each of our named executive officers during 2022 and 2021.

Name and Principal Position	Year	Salary	Stock Awards (1)	Nonequity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensa-tion (4)	Total
Simone Lagomarsino	2022	$792,308	$800,013	$600,000	$—	$34,931	$2,227,252
President and Chief Executive Officer	2021	700,000	800,001	656,250	—	33,023	2,189,274
Laura Tarantino	2022	374,231	225,006	277,500	—	34,985	911,722
EVP, Chief Financial Officer	2021	357,500	225,004	335,000	602,751	33,148	1,553,403
Tammy Mahoney	2022	354,615	200,010	270,000	—	26,894	851,519
EVP, Chief Risk Officer	2021	333,077	200,000	315,000	—	25,592	873,669
(1) The amounts represent the aggregate grant date fair value of restricted stock awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. Refer to Note 16 — Stock Based Compensation in Part II - Item 8. "Notes to Consolidated Financial Statements" in our Annual Report on Form 10-K for year ended December 31, 2022, for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. For more information regarding our long-term equity incentive plan and the grants of these awards, see discussion under the caption “Narrative Discussion of Summary Compensation Table — Equity Incentive Compensation” below.
(2) The amounts shown in this column represent each named executive officer's annual cash incentive bonus that was earned in such year but awarded at the discretion of the Compensation Committee and paid in the subsequent fiscal year. For more information regarding annual cash incentive awards paid to our named executive officers, see the discussion under the caption “Narrative Discussion of Summary Compensation Table — Non-Equity Incentive Compensation” below.
(3) Represents the value of the increase in the accumulated benefit under the salary continuation agreement with Ms. Tarantino. We account for this agreement as a deferred compensation agreement and the obligation is unsecured and unfunded. No amount was reported for 2022 as the change in pension value for the year declined by $29,462 as a result of higher discount rates attributed to increasing long-term market interest rates. Of the amount reported for 2021, 62% was attributed to a decrease in the discount factor used to calculate the present value of the accumulated benefit reflecting historically low interest rates. No amount was paid in 2022 under this agreement and it was not considered for purposes of determining the identities of the named executive officers. For more information regarding the salary continuation agreement with Ms. Tarantino, see discussion under the caption "Narrative Discussion of Summary Compensation Table — Employment Agreements" below.

(4) Other compensation consisted of the following items:

Name	Year	Insurance Premiums and HSA Contributions	401(k) Matching Contributions	Cell Phone Reimbursements
Simone Lagomarsino	2022	$21,825	$12,200	$906
	2021	20,448	11,600	975
Laura Tarantino	2022	21,825	12,200	960
	2021	20,723	11,600	825
Tammy Mahoney	2022	13,794	12,200	900
	2021	13,092	11,600	900
Narrative Discussion of Summary Compensation Table
We have compensated our named executive officers through a combination of base salary, annual cash incentive awards, long-term equity incentive compensation and other benefits including perquisites. Each of our named executive officers has substantial responsibilities in connection with the day-to-day operations of the Company, and together function as a leadership team responsible for the success of the organization.
The Merger Agreement imposes certain restrictions on our ability to operate our compensation program in the ordinary course and consistent with past practices. For example, without WAFD's consent, we are not able to enter into or amend or renew any employment, severance, change in control, retention, bonus, salary continuation or similar agreement or arrangement with any of our named executive officers; increase salaries or wages of our named executive officers; or grant any equity awards to our named executive officers. We expect the Merger Agreement restrictions to impact our 2023 compensation program, but the 2022 and 2021 amounts reported in the Summary Compensation Table above were awarded or paid in the ordinary course as described in our Compensation Philosophy below.

Compensation Philosophy. The objectives of our compensation practices are to attract and retain highly qualified executives, motivate and reward those executives for managing and improving the operations of the Company while prudently controlling risks, and align the interests of our executives with the interests of our shareholders over the long-term. Our goal is to pay for performance, thereby rewarding officers whose contributions positively impact the Company. We strive to provide overall compensation within a competitive range of the market for executive talent for similarly-sized regional banks, although we do not manage to a specific percentile of market when making executive pay decisions.
Base Salary. The base salaries of our named executive officers are reviewed and approved by the Compensation Committee. In establishing base salaries, the Compensation Committee has relied on external market data. In addition to considering the information from such sources, the Compensation Committee has considered:
•each officer's scope of responsibility;
•each officer's years of experience;
•the types and amount of the elements of compensation to be paid to each officer;
•our financial performance and performance concerning other aspects of our operations, such as our growth, asset quality, profitability, risk management and other matters, including the status of our relationship with the banking regulatory agencies; and
•each officer's individual performance and contributions to our performance, including leadership and teamwork.
Equity Incentive Compensation. Our named executive officers are eligible, subject to the Merger Agreement restrictions, to receive annual equity awards designed to align the interests of our executives with the interests of our shareholders over the long-term. These awards are intended to recognize and reward those officers who contribute meaningfully to our performance for the year. Generally, payment of an award is contingent upon our overall performance, including the satisfaction of minimum Company performance triggers and metrics set by the Compensation Committee, and upon individual performance. The amount of the awards is subject to the discretion of the Compensation Committee each year as to what amounts are awarded.
Non-Equity Incentive Compensation. Our named executive officers are eligible to receive annual cash awards. These awards are intended to recognize and reward those officers who contribute meaningfully to our performance for the year. Generally, payment of an award is contingent upon our overall performance, including the satisfaction of minimum Company performance triggers and metrics set by the Compensation Committee, and upon individual performance. For the named executive officers, a target bonus is set by contract. The amount of the awards is subject to the discretion of the Compensation Committee each year as to what amounts are payable.
401(k) Plan. Our 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Our named executive officers, all of whom were eligible to participate in the 401(k) Plan during 2022 and 2021, may elect to participate in the 401(k) Plan on the same basis as all other employees. We have elected a safe harbor 401(k) Plan and as such make matching contributions of up to 100% of employee salary contribution deferrals up to 3% of pay, plus 50% of employee salary contribution deferrals from 3% to 5% of pay for each payroll period, subject to a cap of $12,200 for any employee in 2022 and $11,600 in 2021. An employee must contribute to receive the matching contribution.
Health and Welfare Benefits. Our named executive officers are eligible to participate in the same benefit plans designed for all of our eligible full-time and part-time employees, including health, dental, vision, disability and basic group life insurance coverage. Our named executive officers are entitled to life insurance in an amount equal to twice their base salaries, subject to a maximum coverage of $500,000. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.
Perquisites. We provide our executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee will periodically review the levels of perquisites and other personal benefits provided to our executive officers. Based on these periodic reviews, perquisites may be awarded or adjusted on an individual basis.
Role of Executive Officers. The Chair of the Board and CEO make recommendations to the Compensation Committee regarding the compensation of the Company's executive officers. The Chairman makes recommendations to the Compensation Committee regarding the compensation of the Company's CEO. The CEO is not present during voting or deliberation regarding her own compensation.
Role of Independent Compensation Consultant. To facilitate the fulfillment of its duties, the Compensation Committee has sole authority to retain outside advisers, including compensation consultants, to assist the Compensation Committee with executive compensation matters. The Compensation Committee has sole authority to approve the fees and retention terms of any such advisers or consultants. The Compensation Committee engaged Semler Brossy as its independent compensation consultant to review the Company’s executive compensation program in 2022 and 2021. Semler Brossy also provided advice and information on other executive compensation matters, including executive pay components, prevailing market practices, and relevant legal and regulatory requirements.
The Compensation Committee considered whether there were any conflicts of interest created by its engagement of Semler Brossy to provide compensation consulting services. Its consideration focused on (i) the fact that Semler Brossy does not provide any services to the Company other than compensation consulting services to the Compensation Committee, (ii) the conflicts of interest policies and procedures of the Company and of Semler Brossy, (iii) the lack of any relationships between Semler Brossy and members of our Board, (iv) the fact that our common stock is not owned by Semler Brossy and (v) the lack of any relationships between Semler Brossy and any of our executive officers. Semler Brossy serves as the independent compensation consultant for NMI Holdings, Inc., a company of which the Chair of our Compensation Committee is Executive Chair. The Chair of our Compensation Committee does not serve on the Compensation Committee of NMI Holdings, Inc. Our Compensation Committee was aware of the engagement of Semler Brossy by NMI Holdings, Inc. and determined that this arrangement did not preclude Semler Brossy from acting as an independent compensation consultant to the committee. Based on this assessment, the Compensation Committee concluded that no conflicts of interest existed with respect to Semler Brossy or its engagement by the Compensation Committee.
Prohibitions on Hedging and Offset Transactions. The Company has an insider trading policy that prohibits the Company's directors, Section 16 officers, and certain employees from selling the Company's securities short, buying or selling puts or calls or engaging in other derivative transactions on the Company's securities, holding the Company's securities in a margin account, pledging the Company's securities as collateral for a loan or otherwise, or entering into hedging or monetization transactions or similar arrangements with respect to the Company's securities. Any exceptions require advance approval from the Company's General Counsel.
Clawback Policy. We have adopted a clawback policy applicable to all executive officers. The policy generally provides for the reimbursement or forfeiture by any executive officer of any compensation received during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws to the extent such compensation would not have been received under the restated results. The clawback policy is designed to comply with Section 10D of the Securities Exchange Act of 1934 and the Nasdaq listing standards proposed in February 2023.
Employment Agreements. We have employment agreements with each of our named executive officers, and a salary continuation agreement with Ms. Tarantino.
Ms. Lagomarsino. Ms. Lagomarsino was appointed President and Chief Executive Officer of the Company effective January 2, 2019. We entered into an employment agreement with Ms. Lagomarsino on November 30, 2018. The employment agreement had an initial three-year term with automatic one-year renewal periods thereafter, unless Ms. Lagomarsino or the Company provides notice of non-renewal at least 60 days prior to the next renewal date. Ms. Lagomarsino has a base salary for 2023 of $800,000, subject to review at least annually. Ms. Lagomarsino is eligible to earn a discretionary bonus, in an amount determined by the Compensation Committee, subject to the achievement of the Company's performance goals and individual performance goals. The target bonus is 75% of base salary. Ms. Lagomarsino is entitled to participate in our Omnibus Equity and Incentive Compensation Plan ("Omnibus Plan") and all other benefit plans or programs generally available to similarly situated employees of the Bank.
Ms. Lagomarsino may terminate employment at any time with or without "good reason," as defined in the employment agreement. The Company can terminate the employment agreement at any time, with or without "cause," as defined in the employment agreement. In the event that Ms. Lagomarsino's employment is terminated by the Company without cause or by Ms. Lagomarsino with good reason, subject to Ms. Lagomarsino's execution and non-revocation of a release of the Company, she would be entitled to (i) an amount equal to her base salary for 24 months to be paid in the same manner as if she had remained employed with the Company; (ii) a pro rata target bonus for the calendar year in which the termination occurs to be paid in the same manner as if she had remained employed with the Company, provided that the applicable performance conditions are met at the conclusion of the calendar year in which the termination occurs; and, (iii) reimbursement of COBRA coverage for 24 months. Following a termination during a change-in-control period, as defined in the agreement, Ms. Lagomarsino would be entitled to: (i) an amount equal to her base salary and target bonus for 36 months to be paid in the same manner as if she had remained employed with the Company; (ii) a pro rata target bonus for the calendar year in which the termination occurs; (iii) the vesting of each outstanding award under the Omnibus Plan; and, (iv) reimbursement of COBRA coverage for 24 months. Upon death or disability, per the terms of the applicable award agreements, all unvested equity awards would vest immediately.
Ms. Tarantino and Ms. Mahoney. On November 30, 2018, the Company entered into a restated and amended employment agreement with Ms. Tarantino and an employment agreement with Ms. Mahoney, both effective January 2, 2019. The agreements had an initial three-year term, with automatic one-year renewal periods thereafter, unless Ms. Tarantino or Ms. Mahoney or the Company provides notice of non-renewal at least 60 days prior to the next renewal date. Ms. Tarantino has a base salary for 2023 of $370,000, subject to review at least annually. Ms. Mahoney has a base salary for 2023 of $360,000, subject to review at least annually. Under their agreements, Ms. Tarantino and Ms. Mahoney are each eligible to earn annual discretionary bonuses, in amounts determined by the Compensation Committee, subject to the achievement of the Company's performance goals and individual performance goals. The target bonus is 75% of base salary. Ms. Tarantino and Ms. Mahoney are entitled to participate in the Omnibus Plan and all other benefit plans or programs generally available to similarly situated employees of the Bank.
Ms. Tarantino and Ms. Mahoney may terminate employment at any time with or without "good reason," as defined in the employment agreement. The Company can terminate these employment agreements at any time, with or without "cause," as defined in the employment agreements.
In the event that Ms. Tarantino's employment is terminated by the Company without cause or by her with good reason, subject to her execution and non-revocation of a release of the Company, she would be entitled to (i) an amount equal to her base salary and target bonus for 24 months to be paid in the same manner as if she had remained employed with the Company; (ii) two times the target bonus for the calendar year in which the termination occurs to be paid in the same manner as if she had remained employed with the Company, provided that the applicable performance conditions are met at the conclusion of the calendar year in which the termination occurs; (iii) the vesting of each outstanding award to her under the Omnibus Plan; and, (iv) reimbursement of COBRA coverage for 24 months. Following a change in control, Ms. Tarantino would receive the severance payments described above, provided, however, that the payment of two times the target bonus would not be conditioned on the satisfaction of the applicable performance criteria.
In the event that Ms. Mahoney's employment is terminated by the Company without cause or by her with good reason, subject to her execution and non-revocation of a release of the Company, she would be entitled to (i) an amount equal to her base salary for 18 months to be paid in the same manner as if the named executive had remained employed with the Company and (ii) reimbursement of COBRA coverage for 18 months. Following a change in control, Ms. Mahoney would receive the severance payments described above, provided, however, that the Company would pay her an amount equal to her base salary and target bonus for 24 months and each of her outstanding awards under the Omnibus Plan would become fully vested.
Upon death or disability of the named executive officer, per the terms of the applicable award agreements, all unvested equity awards would vest immediately.
Confidentiality and Restrictive Covenants. Under the employment agreements, each of the named executive officers agrees to maintain the confidentiality of confidential information, including customer non-public information and the Company's confidential information. In addition, each of the named executive officers is subject to employee and customer non-solicitation covenants. The non-solicitation restrictions apply for the duration of employment and following termination for a period of 24 months.
Salary Continuation Agreement. We have also entered into a salary continuation agreement with Ms. Tarantino. We account for this agreement as a deferred compensation arrangement and the obligation is unsecured and unfunded. Ms. Tarantino's benefit is fixed at 80% of base salary in the year in which she separates from service with the Company, payable for 20 years. On November 30, 2018, the Bank also entered into a Second Amendment to Ms. Tarantino's salary continuation agreement which provides that should Ms. Tarantino be subject to an early involuntary termination, as defined therein, the amount of the benefit payable to her under the salary continuation agreement will be 80% of compensation notwithstanding the vesting of the benefit at the time of any such early involuntary termination. The full amount of the award is payable if Ms. Tarantino's service terminates other than for cause, in the event of death, or a termination of service without cause within 36 months after a change in control of the Company. In the event of termination for cause, as defined in the salary continuation agreement, no benefit shall be awarded.
Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information regarding outstanding stock awards held by the named executive officers as of December 31, 2022.

Name of Executive	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Simone Lagomarsino	146,394 (1)	$1,626,437
Laura Tarantino	36,872 (2)	409,648
Tammy Mahoney	32,544 (3)	361,675
(1) Represents awards of restricted stock granted effective January 24, 2019, January 28, 2020, January 26, 2021 and January 25, 2022. This amount includes (i) 81,293 shares that vested on January 1, 2023; (ii) 45,791 shares that vest on January 1, 2024; and (iii) 19,310 shares that vest on January 1, 2025.
(2) Represents awards of restricted stock granted effective January 28, 2020, January 26, 2021 and January 25, 2022. This amount includes (i) 18,562 shares that vested on January 1, 2023; (ii) 12,879 shares that vest on January 1, 2024; and (iii) 5,431 shares that vest on January 1, 2025.
(3) Represents awards of restricted stock granted effective January 28, 2020, January 26, 2021, and January 25, 2022. This amount includes (i) 16,279 shares that vested on January 1, 2023; (ii) 11,448 shares that vest on January 1, 2024; and (iii) 4,827 shares that vest on January 1, 2025.

Pay-Versus-Performance
The following table provides information regarding our pay-versus-performance analysis for the years ended December 31, 2022 and 2021.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (1)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (in thousands)
2022	$2,227,252	$1,811,641	$881,621	$783,451	$121.04	$80,198
2021	2,189,274	2,877,906	1,251,739	1,412,586	147.35	87,753
(1) Compensation actually paid makes required adjustments to the total amount of compensation shown for our Primary Executive Officer ("PEO"), Ms. Lagomarsino, and NEOs other than our PEO, in the Summary Compensation Table ("SCT") included above. These NEOs were Ms. Tarantino and Ms. Mahoney for 2022 and Ms. Tarantino and Ms. Liana Prieto, our former EVP and General Counsel, for 2021. Adjustments include: excluding the stock awards amount listed in the SCT; adding the fair value as of year end of equity awards granted during the covered year; and adjusting for the year over year change in fair value of equity awards granted prior to the covered year that remained unvested as of the end of the covered year. Ms. Lagomarsino was granted 57,930 and 79,444 shares of restricted stock during 2022 and 2021, respectively. All other NEOs were granted a total of 30,776 and 42,205 shares of restricted stock for the same periods, respectively. Ms. Lagomarsino held 88,464 and 88,208 shares of restricted stock at December 31, 2022 and 2021, respectively, which had been granted in a year prior to the covered period and which remained unvested and outstanding at that time. All other NEOs held a total of 38,650 and 36,354 shares of restricted stock as of the same dates, respectively, which had been granted in a year prior to the covered period and which remained unvested and outstanding at that time. At December 31, 2022, 2021 and 2020, the fair market value of the Company's stock was $11.11, $14.04 and $9.80 per share, respectively.
Relationship between Pay and Total Shareholder Return
The graph below reflects the relationship among the compensation actually paid to the PEO, the average compensation actually paid to the non-PEO NEOs and the Company’s cumulative total shareholder return (assuming an initial fixed investment of $100 on December 31, 2020 and reinvestment of any dividends) for the years ended December 31, 2022 and 2021.

Compensation Actually Paid vs. Total Shareholder Return
PEO
Non-PEO NEO Average
Total Shareholder Return
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Total Shareholder Return
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
2021
2022

Relationship between Pay and Net Income
The graph below reflects the relationship among the compensation actually paid to the PEO, the average compensation actually paid to the non-PEO NEOs and the Company’s net income for the years ended December 31, 2022 and 2021.

Compensation Actually Paid vs. Net Income
PEO
Non-PEO NEO Average
Net Income (000's)
Net Income (000's)
$90,000
$88,000
$86,000
$84,000
$82,000
$80,000
$78,000
$76,000
Compensation Actually Paid
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
2021
2022

DIRECTOR COMPENSATION

During 2022, our non-employee directors received cash compensation for service as follows: (i) $50,000 annual retainer for directors; (ii) $50,000 annual retainer for all committee chairs; (iii) $25,000 annual retainer for all committee members; and (iv) $50,000 annual retainer for our Lead Independent Director. These fees are paid quarterly. Non-employee directors serving on the Board as of January 1, 2022, received an award of 4,345 shares of restricted stock which vested on January 1, 2023.
The following table sets forth information regarding compensation paid to our directors for 2022 that were not named executive officers:

	Fees Earned
Name	Fees Earned or Paid in Cash	Shares of Restricted Stock Awarded	All Other Compensation	Total (1)
Renu Agrawal	$100,000	4,345	$—	$160,004
John C. Erickson	100,000	4,345	—	160,004
Jack Krouskup (2)	50,000	—	—	50,000
Anita Gentle Newcomb	125,000	4,345	—	185,004
Bradley M. Shuster	125,000	4,345	—	185,004
Victor S. Trione, Chair (3)	775,000	—	21,825	796,825
Thomas C. Wajnert	175,000	4,345	—	235,004
M.Max Yzaguirre	100,000	4,345	—	160,004
(1) Totals in this column include fees paid in cash plus the aggregate grant date fair value of restricted stock awards for the year ended December 31, 2022, computed in accordance with FASB ASC Topic 718 based on the closing price of $13.81 per share on January 25, 2022.
(2) Mr. Krouskup retired from the Board effective January 3, 2022.
(3) Mr. Trione's "All Other Compensation" consists of $21,825 paid in insurance premiums and HSA contributions. Total compensation does not include an amount for the Salary Continuation Agreement with Mr. Trione as the accumulated benefit declined by $414,677 for 2022. We account for this agreement as a deferred compensation arrangement and the obligation is unsecured and unfunded. The decrease in Mr. Trione's accumulated benefit under his Salary Continuation Agreement in 2022 was entirely attributed to an increase in the discount rate used to calculate the present value of the accumulated benefit reflecting increasing long-term interest rates during the year. Mr. Trione's benefit is fixed at $318,400 per year upon separation from service and is payable for 20 years. The full amount of the award is payable if Mr. Trione's service terminates other than for cause, in the event of death, or a termination of service without cause within 36 months after a change in control of the Company. In the event of a termination for cause, as defined in the agreement, no benefit shall be awarded. No amount was paid in 2022 under this agreement.

PROPOSAL II
TO APPROVE, ON A NON-BINDING ADVISORY BASIS,
THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to approve, on a non-binding advisory basis, the compensation of our named executive officers, as discussed above in the section entitled “Executive Compensation.” As discussed in more detail above, we have designed our executive compensation to attract and retain highly qualified executives, motivate and reward those executives for managing and improving the operations of the Company while prudently controlling risks, and align the interests of our executives with the interests of our shareholders over the long-term. We believe that our executive compensation program pays for performance within a competitive range of the market for executive talent for similarly-sized regional banks, thereby rewarding officers whose contributions positively impact the Company.
Specifically, we are seeking shareholder approval of the following resolution:

“RESOLVED, that the shareholders of Luther Burbank Corporation (the "Company") approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the "Executive Compensation" section of the Company's Proxy Statement for the Company’s 2023 Annual Meeting of Shareholders, including the related compensation tables, notes and narrative.”

This proposal, commonly known as a “say-on-pay” proposal, gives you, as a shareholder, the opportunity to express your views on our executive compensation program for our named executive officers. As an advisory vote, this proposal is not binding upon the Company or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders on this proposal and will consider the outcome of the vote when making future compensation decisions for the named executive officers.
Recommendation
Our Board recommends that shareholders vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

PROPOSAL III
TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS
Shareholders have an opportunity to advise the Board as to whether the Company should conduct a non-binding advisory vote with respect to its executive compensation, like the one described in Proposal II, every one, two or three years at the annual meeting of shareholders. Shareholders may vote at this Annual Meeting on the frequency with which the Company should conduct an advisory vote on the Company's executive compensation.
We believe that a vote every two (2) years on executive compensation permits shareholders to focus more on overall compensation design issues rather than on the details of individual decisions, and is the best use of Company and shareholder time and resources given the controlled nature of the Company and the proposed Merger with WAFD. We believe that a vote every other year gives shareholders an adequate opportunity to provide regular feedback to the Company and to react to emerging trends in compensation.
The advisory vote is non-binding, but the Board and the Compensation Committee will take into account the outcome of the vote when making future decisions about how often the Company conducts an advisory shareholder vote on its executive compensation.
Recommendation
Our Board recommends that shareholders vote for the every “2 YEARS” option with respect to the frequency of future advisory votes by the Company’s shareholders on the compensation of the Company’s named executive officers.

PROPOSAL IV
RATIFICATION OF THE SELECTION OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023
Introduction
Our Audit and Risk Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.
Auditor Selection Process
The Audit and Risk Committee engages in an annual evaluation of the independent registered public accounting firm. It considers, in particular, whether the retention of the firm is in the best interest of the Company and its shareholders, taking into account the firm's quality of service, the firm's institutional knowledge and experience, the firm's sufficiency of resources, the quality of communication and interaction with the firm, and the firm's independence, objectivity, and professional skepticism. The Audit and Risk Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm. In 2019, the Audit and Risk Committee conducted a competitive process to review proposals from independent registered public accounting firms for the Company's fiscal year ended December 31, 2020, and selected Crowe LLP, which has served as the Company's independent registered public accounting firm since 2011. After assessing the qualifications, performance, and independence of Crowe LLP in 2020, 2021 and 2022, the Audit and Risk Committee believes that retaining Crowe LLP is in the best interest of the Company. The Audit and Risk Committee has appointed Crowe LLP as our independent registered public accounting firm to audit the Company for the year ending December 31, 2023.
The Board recommends that the shareholders ratify the Audit and Risk Committee's selection of Crowe LLP as the Company's independent registered public accounting firm for 2023. Representatives from Crowe LLP have been invited to be present at the Annual Meeting, and it is expected that they will attend via telephone. If present, representatives from Crowe LLP will have an opportunity to make a statement if they so choose, and will be available to respond to appropriate questions from shareholders.
If the shareholders do not ratify the selection of Crowe LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2023, the Audit and Risk Committee will reconsider whether to engage Crowe LLP, but may ultimately determine to continue the engagement of Crowe LLP or engage another audit firm without resubmitting the matter to shareholders. Even if the selection of Crowe LLP is ratified by the shareholders at the Annual Meeting, the Audit and Risk Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year, although it has no current intention to do so.
Recommendation
Our Board recommends that shareholders vote "FOR" ratification of the selection of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2023.
Audit and Non-Audit Fees
The following table presents the aggregate fees billed by Crowe LLP for the two most recent fiscal years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees (1)	$725,000	$499,000
Audit-Related Fees (2)	16,000	15,000
Tax Fees (3)	40,000	50,000
All Other Fees (4)	37,000	41,000
Total Fees	$818,000	$605,000
(1) Audit fees relate to services rendered in connection with (i) the annual independent audit of the Company’s financial statements included in the Annual Report on Form 10-K for the fiscal years ended December 31, 2022 and 2021, including reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during the years ended December 31, 2022 and 2021; and (ii) services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; comfort letters and consents; as well as other accounting and financial reporting consultation necessary to comply with the standards of the Public Company Accounting Oversight Board.
(2) Audit-related fees relate to services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements.
(3) Tax fees are fees for tax compliance, tax advice and tax planning.
(4) All other fees are fees for any service not included in the first three categories, including a Uniform Single Attestation Program for Mortgage Bankers audit and other miscellaneous services.
Pre-Approval Policies and Procedures
Pursuant to its charter, the Audit and Risk Committee reviews and pre-approves audit and permissible non-audit services performed by the Company’s independent registered public accounting firm as well as the scope, fees, and other terms of such services. The Audit and Risk Committee may not approve any service that individually or in the aggregate may impair, in the Audit and Risk Committee’s opinion, the independence of the independent registered public accounting firm. For fiscal years 2022 and 2021, all of the audit and non-audit services provided by the Company’s independent registered public accounting firm were pre-approved by the Audit and Risk Committee in accordance with the Audit and Risk Committee Charter.

AUDIT COMMITTEE REPORT
Our Board adopted a revised written charter for the Audit and Risk Committee on January 25, 2022. A copy of the Audit and Risk Committee’s Charter is available on the Company’s webpage at https://ir.lutherburbanksavings.com/corporate-governance/governance-overview.
In accordance with its charter, the Audit and Risk Committee assists the Board in the oversight of (i) the integrity of the Company's financial statements, accounting and financial reporting process, and related systems of internal controls; (ii) internal and external auditing, including the qualifications, independence and performance of audit services function and the audits of the Company's financial statements; and (iii) the Company's enterprise risk management framework.
The Audit and Risk Committee has implemented procedures to enable it to devote the attention it deems appropriate to each of the matters assigned to it under its charter. In carrying out its responsibilities, the Audit and Risk Committee met a total of eight (8) times during 2022. The Audit and Risk Committee consists of four (4) non-employee directors all of whom have been determined by the Board of Directors to qualify as independent directors under the Sarbanes-Oxley Act, related SEC rules and Nasdaq rules.
In discharging its oversight responsibility, the Audit and Risk Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2022, and the assessment of the effectiveness of the Company's internal control over financial reporting, with management and Crowe LLP, the Company's independent auditor. The Audit and Risk Committee has also discussed with Crowe LLP the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (the "PCAOB"). In addition, the Audit and Risk Committee has received the written disclosures and the letter from Crowe LLP required by the applicable requirements of the PCAOB regarding Crowe LLP's communications with the Audit and Risk Committee concerning independence and has discussed with Crowe LLP their independence from the Company. Based on its review and discussions with management and Crowe LLP, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC, and the Board of Directors approved such filing.

Submitted by the Audit and Risk Committee of the Board of Directors:

Anita Gentle Newcomb (Chair)
Renu Agrawal
John C. Erickson
M. Max Yzaguirre

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended ("Securities Act") or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

ADDITIONAL INFORMATION
How and when may I submit a shareholder proposal or comply with the universal proxy rules for the 2024 annual meeting of shareholders?
SEC Rule 14a-8
In order for a shareholder proposal for the next annual meeting to be eligible for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, the Company must have received the proposal and supporting statements at its principal executive offices no later than May 11, 2024, unless the date of the 2024 annual meeting of shareholders is changed by more than thirty (30) days from October 24, 2024, the one-year anniversary of the Company’s 2023 Annual Meeting of Shareholders, in which case the proposal must be received a reasonable time before the Company begins to print and send its proxy materials. A shareholder must provide its proposal to the Company in writing, and it must comply with the requirements of SEC Rule 14a-8. Any such proposals should be sent to the attention of the corporate secretary of the Company at Luther Burbank Corporation, 520 Third St, 4th Floor, Santa Rosa, California 95401.
If the Merger with WAFD pursuant to the Merger Agreement closes before we would otherwise be holding our 2024 annual meeting of shareholders, such meeting will not occur and any proposals submitted, even if in accordance with Rule 14a-8 under the Exchange Act or our Bylaws, will not be considered by our shareholders.
Advance Notice Procedures
The Company’s Bylaws provide that at any meeting of shareholders, business will only be conducted if it is properly brought before the meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder proposal, including but not limited to a director nomination, must be made in accordance with the timing, notice and form requirements set forth in our Bylaws and summarized below.
Pursuant to the Company’s Bylaws, any shareholder wishing to nominate a candidate for director or propose other business at an annual meeting must send written notice to the Company’s corporate secretary no earlier than ninety (90) calendar days and no later than sixty (60) calendar days before the date such annual meeting is to be held. However, if the 2024 annual meeting of shareholders is called for a date that is not within thirty (30) days of October 24, 2024, the anniversary date of the Company’s 2023 Annual Meeting of Shareholders, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made.
In addition to the notice and information requirements contained in the Company’s Bylaws, to comply with the SEC universal proxy rules, shareholders who, in connection with the 2024 annual meeting of shareholders, intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by the SEC’s Rule 14a-19 no later than August 25, 2024, unless the date of the Luther Burbank 2024 annual meeting has changed by more than thirty (30) calendar days from October 24, 2024, the one-year anniversary of the Company’s 2023 Annual Meeting of Shareholders, in which case such notice must be provided by the later of sixty (60) calendar days prior to the date of the 2024 annual meeting of shareholders or the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made by the Company.
Notice of a shareholder proposal must include, as to each matter proposed: (a) the name and address of the proposing shareholder; (b) the classes and number of shares of stock of the Company held by the proposing shareholder; (c) if the notice includes a nomination of a candidate for election as director: (i) the full name, age, and date of birth of each candidate, (ii) the business and residential address and telephone numbers of each candidate, (iii) the education background and business/occupational experience of each candidate for at least the preceding five (5) years, (iv) the class and number of shares of the Company beneficially owned by the candidate, and (v) a signed representation by each such candidate that the candidate will timely provide any other information reasonably requested by the Company for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a shareholder present and the candidate must be present. Any vote cast for a person who has not been duly nominated as provided herein will be void (other than for matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company's notice of meeting); and (d) if the notice regards a proposal other than a nomination of a candidate for election as director: (i) a brief description of the business and the reasons for conducting such business at the meeting; and (ii) the material interest of the shareholder in such business.
These advance notice procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement pursuant to SEC Rule 14a-8.
Shareholder proposals that do not satisfy these requirements may, but need not (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company's notice of meeting), be considered and discussed but not acted upon at the annual meeting.
The foregoing description of the notice provisions of the Company's Bylaws is a summary and is qualified in its entirety by reference to the full text of the Bylaws. Accordingly, we advise you to review our Bylaws.
If the Merger with WAFD pursuant to the Merger Agreement closes before we would otherwise be holding our 2024 annual meeting of shareholders, such meeting will not occur and any director candidates or proposals submitted, even in accordance with applicable SEC rules or our Bylaws, will not be considered by our shareholders.
How can I obtain the Company's Annual Report?
Our Annual Report on Form 10-K for the year ended December 31, 2022 (the "Annual Report"), as filed with the SEC, can be accessed electronically, along with this Proxy Statement, by following the instructions contained on the proxy card. The information can also be accessed electronically on our corporate website at https://ir.lutherburbanksavings.com/financial-information/sec-filings. Information that is presented or hyperlinked on our website is not incorporated by reference into this Proxy Statement.
If you wish to receive a physical copy of our Annual Report, as well as a copy of any exhibit specifically requested, we will mail these documents to you free of charge. You may request printed materials by following the instructions contained on the proxy card or by sending a written request to Luther Burbank Corporation, 520 Third Street, 4th Floor, Santa Rosa, CA 95401, Attention: Investor Relations, along with a representation that the person making the request was a beneficial owner of the Company's common stock on the Record Date.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. Our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Brokers with account holders who are shareholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement, or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or nominee if your shares are held in a brokerage account or other account or our agent, American Stock Transfer & Trust Company, LLC (“AST”) if you hold registered shares. You can notify AST by sending a written request to: American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, or by calling AST at (800) 937-5449.

OTHER MATTERS
Our management is not aware of any other matter to be presented for action at the Annual Meeting other than the matters mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their discretion.

By Order of the Board of Directors,

Greg Smith
Corporate Secretary

0

LUTHER BURBANK CORPORATION

Proxy for Annual Meeting of Shareholders on October 24, 2023

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Simone Lagomarsino, Laura Tarantino and Greg Smith, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock that the undersigned would be entitled to vote, if personally present and acting at the Annual Meeting of Shareholders of Luther Burbank Corporation, to be held October 24, 2023 at 9:00 a.m., Pacific Time, at our corporate headquarters, which is located at 520 Third Street, 4th Floor, Santa Rosa, CA 95401, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

LUTHER BURBANK CORPORATION

October 24, 2023

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at https://ir.lutherburbanksavings.com/shareholder-services/annual-meeting

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20830403000000000000 0 102423

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 4.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "2 YEARS" ON PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Victor S. Trione
- ○ Simone Lagomarsino
- ○ Renu Agrawal
- ○ John C. Erickson
- ○ Anita Gentle Newcomb
- ○ Bradley M. Shuster
- ○ Thomas C. Wajnert
- ○ M. Max Yzaguirre

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Advisory Vote to Approve the Compensation of Named Executive Officers.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3. Advisory Vote on the Frequency of the Vote on the Compensation of Named Executive Officers.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Ratification of Appointment of Independent Registered Public Accounting Firm, Crowe LLP.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.**

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

LUTHER BURBANK CORPORATION

October 24, 2023

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at https://ir.lutherburbanksavings.com/shareholder-services/annual-meeting

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20830403000000000000 0 102423

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 4.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "2 YEARS" ON PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Victor S. Trione
- ○ Simone Lagomarsino
- ○ Renu Agrawal
- ○ John C. Erickson
- ○ Anita Gentle Newcomb
- ○ Bradley M. Shuster
- ○ Thomas C. Wajnert
- ○ M. Max Yzaguirre

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Advisory Vote to Approve the Compensation of Named Executive Officers.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3. Advisory Vote on the Frequency of the Vote on the Compensation of Named Executive Officers.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Ratification of Appointment of Independent Registered Public Accounting Firm, Crowe LLP.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.